UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

Effective August 13, 2020, the Board of Directors (the “Board”) of Intercontinental Exchange, Inc. (“ICE”) increased the size of the Board from 11 to 12 directors pursuant to the provisions of ICE’s bylaws and appointed Caroline Silver as a director of ICE. Ms. Silver has also been appointed to serve as a director on the board of directors of ICE Clear Europe Limited (“ICEU”), a subsidiary of ICE.

Ms. Silver served as Managing Director and Partner at Moelis & Company (“Moelis”), an independent advisory firm, from 2009 until January 2020. She currently serves as an advisory partner at Moelis. Before joining Moelis, Ms. Silver served as Vice Chairman of Investment Banking at Merrill Lynch (now Bank of America Merrill Lynch) from 2008 to 2009. Prior to that, Ms. Silver spent 14 years at Morgan Stanley, leading the European financial services investment banking business and was Vice Chairman when she departed in 2008. She started her banking career in the City of London in 1987, working for British merchant bank Morgan Grenfell. Since 2017, Ms. Silver has served as Chair of the Board of Directors of PZ Cussons PLC. In addition, she currently serves on the Board of Directors of BUPA and Meggitt PLC. Ms. Silver earned a Bachelor of Arts degree in English Literature from Durham University in the United Kingdom. She is a qualified Chartered Accountant.

The Nominating and Corporate Governance Committee and the Board of ICE have determined that Ms. Silver qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission. Ms. Silver is not a party to any transaction with ICE that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Silver and any other persons pursuant to which she was selected as a director. As of the time of the filing of this Current Report on Form 8-K, the Board of ICE has not determined the committees, if any, to which Ms. Silver may be appointed.

Ms. Silver will participate in ICE’s non-employee director compensation arrangements, which provide for: (1) an annual cash retainer for Board service of $100,000 and (2) an annual grant of $185,000 in the form of ICE restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant. Ms. Silver will also participate in ICEU’s non-employee director compensation arrangements, which provide for: (1) an annual cash retainer of £70,000; and (2) an annual grant of $25,000 in the form of ICE restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant. In connection with her appointment to the Board, Ms. Silver entered into the Agreement Relating to Noncompetition and Other Covenants with ICE, which all other non-employee directors of ICE are party to, which was previously disclosed in our Current Report on Form 8-K, filed on May 17, 2016.

If Ms. Silver is appointed to serve on a committee of the Board of ICE and/or a committee of the board of directors of ICEU, she will be entitled to additional cash compensation in connection with such committee service. Ms. Silver will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of ICE and the board of directors of ICEU.

Item 7.01 Regulation FD Disclosure

On August 13, 2020, ICE issued a press release announcing Ms. Silver’s appointment to the Board. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release dated as of August 13, 2020.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Date: August 13, 2020